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ALL AMERICAN SEMICONDUCTOR, INC. AND SUBSIDIARIES                   EXHIBIT 11.1
COMPUTATION OF PER  SHARE  EARNINGS  (UNAUDITED)

                                                                   QUARTERS                             NINE MONTHS
PERIODS ENDED SEPTEMBER 30                                 1996                1995                1996              1995
-------------------------------------------------------------------------------------------------------------------------
PRIMARY EARNINGS PER SHARE:
NET INCOME (LOSS)...........................   $     (7,350,000)  $         841,000  $       (7,712,000) $      2,187,000
                                               ================   =================  ==================  ================
WEIGHTED AVERAGE SHARES:
    Common shares outstanding...............         19,748,600          17,588,296          19,746,118        14,420,449
    Common share equivalents................            310,394           1,071,092             557,002           629,912
                                               ----------------   -----------------  ------------------  ----------------
    Weighted average number of common
      shares and common share
      equivalents outstanding...............         20,058,994          18,659,388          20,303,120        15,050,361
                                               ================   =================  ==================  ================
PRIMARY EARNINGS (LOSS) PER
     COMMON SHARE...........................              $(.37)               $.05               $(.38)             $.15
                                                          =====                ====               =====              ====

FULLY DILUTED EARNINGS PER SHARE:
NET INCOME (LOSS)...........................   $     (7,350,000)  $         841,000  $       (7,712,000) $      2,187,000
                                               ================   =================  ==================  ================
WEIGHTED AVERAGE SHARES:
    Weighted average number of common
      shares and common share
      equivalents outstanding...............         20,058,994          18,659,388         20,303,120         15,050,361
    Additional options not included
      above.................................                  -             330,557                   -           771,736
                                               ----------------   -----------------  ------------------  ----------------
    Weighted average number of common
      shares outstanding  as adjusted.......         20,058,994          18,989,945          20,303,120        15,822,097
                                               ================   =================  ==================  ================
FULLY DILUTED EARNINGS (LOSS)
    PER COMMON SHARE........................              $(.37)               $.04               $(.38)             $.14
                                                          =====                ====               =====              ====
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